Exhibit 4.1

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into on February ____, 2005 by and between Arcadia Resources, Inc., a Nevada corporation ("Seller" or "Company"), and ________________, a _______________ ("Purchaser").

                                    RECITALS:

         A. The Company desires to issue and sell to Purchaser shares of its authorized common stock, $0.001 par value, (the "Common Stock"), subject to the terms and conditions of this Agreement.

         B. The Purchaser, which is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the U.S. Securities and Exchange Commission (the "Commission"), desires to purchase from the Company shares of the Common Stock, subject to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller agree as follows:

         1. SALE OF STOCK. Upon execution of this Agreement, Purchaser hereby agrees to and does purchase from Seller, and Seller hereby agrees to and does sell to Purchaser, __________________(_____________) shares of the Company's original issue Common Stock (the "Acquired Stock"). No fractional shares of the Acquired Stock shall be issued to Purchaser.

         2. PURCHASE PRICE. The purchase price of the Acquired Stock is U.S. $0.90 per share for a total aggregate purchase price for all of the Acquired Stock of ______________________($_______________) and No/100 U.S. Dollars in
total ("Purchase Price").

         3. PAYMENT OF PURCHASE PRICE. Contemporaneously with the execution of this Agreement, the Purchase Price shall be paid in full in U.S. Dollars by certified check or wire transfer.

         4. ISSUANCE OF COMMON STOCK CERTIFICATE. Upon Seller's receipt of payment in full of the Purchase Price, Seller shall deliver to its transfer agent irrevocable instructions to issue and deliver to Purchaser one Common Stock certificate evidencing Purchaser's ownership of the Acquired Shares, subject to the terms and conditions of this Agreement.

         5. ACKNOWLEDGMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser acknowledges, covenants, represents and warrants to Seller each of the following:

                  (A) ORGANIZATION; AUTHORITY; ENFORCEABILITY. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the


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         transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of such Purchaser. This Agreement and any related transaction documents have been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

                  (B) GENERAL SOLICITATION. Purchaser is not purchasing the Acquired Stock as a result of any advertisement, article, notice or other communication regarding the Acquired Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (C) NO PUBLIC SALE OR DISTRIBUTION. Purchaser is acquiring the Acquired Stock for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Purchaser is acquiring the Acquired Stock in the ordinary course of its business. Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Acquired Stock.

                  (D) ACCREDITED INVESTOR STATUS. Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the Commission.

                  (E) RESIDENCY. Purchaser is a resident of the State of
         ____________________.

                  (F) RELIANCE ON EXEMPTIONS. Purchaser acknowledges that the Acquired Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and applicable state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, covenants, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Acquired Stock.

                  (G) INFORMATION. Purchaser and its advisors, if any, have obtained or have been furnished with all publicly available financial, operational, business and other data, statements, information and materials relating to the business, finances, prospects and operations of the Company and such other publicly available materials relating to the offer and sale of the Acquired Stock as have been requested by such Purchaser. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company, and all such questions have been answered to its full satisfaction. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or


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         its advisors, if any, or its representatives shall modify, amend or affect the terms and conditions of this Agreement or the acknowledgements, covenants, representations and warranties given by Purchaser hereunder. Purchaser understands that its investment in the Acquired Stock involves a high degree of risk. No oral representations have been made or oral information furnished to Purchaser or its representatives, if any, in connection with the purchase of the Acquired Stock.

                  (H) NO GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Acquired Stock or the fairness or suitability of the investment in the Acquired Stock, nor have such authorities passed upon or endorsed the merits of the offering of the Acquired Stock.

                  (I) EXPERIENCE OF PURCHASER. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investing in companies engaged in the business in which the Company is engaged, so as to be capable of evaluating the merits and risks of the prospective investment in the Acquired Stock, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Acquired Stock and is able to afford a complete loss of such investment. Purchaser has adequate means of providing for its financial needs and contingencies and is able to bear the substantial economic risk of an investment in the Acquired Stock for an indefinite period.

                  (J) SALE AND ISSUANCE OF ADDITIONAL SHARES TO OTHERS. Purchaser understands and agrees that additional shares of the Company's Common Stock may be issued by the Company from time to time, whether as part of the same offering by which Purchaser purchases the Acquired Shares or a different offering or other event, which could result in the dilution of the Purchaser's percentage interest and shareholding position in the Company.

                  (K) UNREGISTERED STOCK; REGISTRATION OF STOCK. Purchaser understands that the Acquired Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state securities law, in reliance upon available exemptions from registration. Accordingly, Purchaser's right or ability to sell, transfer, pledge or otherwise dispose of the Acquired Stock is severely limited by applicable federal and state securities laws. Purchaser understands that the Acquired Stock cannot be resold unless it is registered or unless an exemption from registration is available thereunder. The Company agrees to prepare and file with the Commission a registration statement under the Securities Act of 1933 covering all of the Acquired Stock for a secondary or resale offering to be made on a continuous basis pursuant to Rule 415. The registration statement shall be on Form S-1 or such other form as the Company determines appropriate for such registration. The Company shall use reasonable efforts to cause the registration statement to be declared effective by the Commission not later than 90 days after the date of this Agreement. The Acquired Stock may only be disposed of in compliance with applicable state and federal securities laws. In connection with any transfer of the Acquired Stock other than pursuant to an effective registration statement


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

         or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Purchaser agrees that any removal of the restrictive legend from certificates representing the Acquired Stock, which removal shall first be authorized by the Company subject to the terms of this Agreement, is predicated upon the Company's reliance on, and the Purchaser's agreement that, and Purchaser hereby agrees that, the Purchaser will not sell any Acquired Stock except pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

                  (L) RESTRICTIVE LEGEND. Purchaser agrees to the imprinting, so long as is required under applicable federal and state securities laws, of a legend on the stock certificate evidencing the Acquired Stock in substantially the following form:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                  (M) INDEMNIFICATION. Purchaser agrees to indemnify, hold harmless and defend the Company, its affiliates, directors, officers and employees from and against all damages, losses, cost and expenses (including reasonable attorney fees) that they may incur by reason of any breach of the acknowledgements, covenants, representations or warranties made by Purchaser in this Agreement. Purchaser understands and acknowledges that the representations, acknowledgements, warranties, covenants, agreements and statements provided by Purchaser herein may and shall be relied upon by the Company, its affiliates, directors, officers and employees in the execution and performance of this Agreement.

                  (N) NON-PUBLIC INFORMATION. Purchaser has not requested nor been furnished with any information known or believed to constitute material non-public information of the Company, unless prior thereto Purchaser shall have executed a written agreement acceptable to the Company regarding the confidentiality and use of such information.

                  (O) BROKERS/FINDERS. Except for fees payable by the Company to Sandgrain Securities, Inc. in connection with the sale and purchase of the Acquired Shares by Purchaser, Purchaser represents and agrees that no brokerage or finder's fees, commissions or other amounts are or will be payable by the Company, on account of any agreement, understanding or undertaking by Purchaser, to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.


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                  (P) REGULATORY DISCLOSURES. Purchaser understands that the
         Company shall, within four business days following the execution of this Agreement, file a Current Report on Form 8-K with the Commission, disclosing the transactions contemplated hereby and may make such other filings and notices in the manner and time required by the Commission, including the filing of this Agreement if required, as well as any filings that may be required by state regulators.

                    (Q) REPLACEMENT OF CERTIFICATES. Purchaser agrees that if any certificate or instrument evidencing any Acquired Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or other form of security, if required by the Company.

         6. ACKNOWLEDGMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company acknowledges, covenants, represents and warrants to Purchaser each of the following:

                  (A) ORGANIZATION; AUTHORITY; ENFORCEABILITY. The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Company of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of the Company. This Agreement and any related transaction documents to which it is a party have been duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

                  (B) CAPITALIZATION. The authorized and outstanding capitalization of the Company is as described in the Company's most recent periodic, current or other report or documents filed with the Commission or otherwise disclosed to purchaser upon its request. The Company has not issued any capital stock since such filing, other than pursuant to the exercise of employee stock options under the Company's stock option plans and pursuant to the conversion or exercise of Common Stock options, warrants or other rights, excluding any issuances of Common Stock not required to be reported on Form 8-K. All shares of the Company's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company.


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                  (C) ISSUANCE OF THE ACQUIRED STOCK. The Acquired Stock is duly authorized and, when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, free and clear of all rights of third parties, other than any rights created by or imposed on the holders thereof through no action of the Company.

                  (D) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents.

                  (E) LITIGATION. The Company has no knowledge of any action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened against the Company, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which adversely affects or challenges the legality, validity or enforceability of this Agreement or the Acquired Stock.

                  (F) LICENSES; COMPLIANCE WITH REGULATORY REQUIREMENTS. The Company holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company as presently operated

                  (G) PRIVATE PLACEMENT. Assuming the accuracy of the Purchaser's acknowledgements, representations and warranties set forth in Section 5, no registration under the Securities Act is required for the offer and sale of the Acquired Stock by the Company to the Purchaser as contemplated hereby.

         7. GOVERNING LAW AND ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, notwithstanding the fact that either party is or may hereafter become domiciled or located in a different state or country. Any dispute, controversy or claim arising out of or relating to this Agreement, whether arising in contract, tort or otherwise shall be resolved in accordance with the rules of the American Arbitration Association, except for any equitable or injunctive relief sought under this Agreement. The arbitration shall be held at a location within Oakland County, Michigan. The parties agree that any arbitration award rendered on any claim submitted to arbitration shall be final and binding upon the parties and not subject to appeal and that judgment may be entered upon any arbitration award by any circuit court located in Michigan.

         8. SUCCESSORS BOUND BY AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, which may be withheld. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.


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         9. WAIVER. The waiver of a breach of any provision of this Agreement by any party shall not operate or be construed as a waiver of any subsequent breach. Each and every right, remedy and power granted herein to any party or allowed by law or equity shall be cumulative and not exclusive of any other.

         10. AMENDMENT OF AGREEMENT. This Agreement may be altered or amended in any of its provisions only by the written agreement of the parties hereto.

         11. INTERPRETATION OF AGREEMENT. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes any and all other prior or contemporaneous agreements, either oral or written, between the parties with respect to the subject matter hereof. This Agreement, or any facsimile hereof, may be executed by any number of counterparts, each of which shall constitute an original Agreement, and all of which shall constitute one and the same instrument. Headings herein are for convenience only and shall not be deemed to limit or affect any of the provisions hereof.

         12. SURVIVAL OF COVENANTS, REPRESENTATIONS, WARRANTIES AND INDEMNITIES. All covenants, acknowledgements, representations, warranties and indemnities contained herein shall survive the execution and delivery of this Agreement.

         The parties hereto have executed and delivered this Stock Purchase Agreement the date first written above.

                                           SELLER:

                                           ARCADIA RESOURCES, INC.,

                                           a Nevada corporation

                                           By:
                                              ----------------------------------


                                           Its:
                                               ---------------------------------

                                           PURCHASER:

                                           --------------------------------,
                                           a ____________________________


                                           By:
                                              ----------------------------------


                                           Its:
                                               ---------------------------------


                                           EIN:  _______________________________




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